Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that Rocky B. Dewbre and Thomas W. Dickson each hereby constitutes and appoints Kimberly S. Lubel and Clayton E. Killinger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of CST Brands, Inc. (File No. 333-208269), and to file the same, with exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

/s/ Thomas W. Dickson
Thomas W. Dickson	April 28, 2016
Title: Director

/s/ Rocky B. Dewbre
Rocky B. Dewbre	April 28, 2016
Title: Director